UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 16, 2018

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2018, Stanley C. Erck informed the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) of his intention to resign from the Board, effective December 3, 2018. Prior to his retirement, Mr. Erck served on the Audit, Compensation, and Finance Committees of the Board. Mr. Erck cited no disagreement with the Board or management relating the Company, its operations, policies or practices. The Company is grateful to Mr. Erck and appreciates his many contributions to the Company.

On November 16, 2018, the Board elected Theresa Heggie to the Board, effective December 3, 2018. The Company issued a news release reporting this matter on November 20, 2018, and a copy of the news release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Board also appointed Ms. Heggie to serve on the Audit Committee and the Commercial Committee effective upon her election to the Board.

Pursuant to the Company’s Stock Incentive Plan, Ms. Heggie will receive an automatic grant of 30,000 stock options upon joining the Board, and will be entitled to a grant of 30,000 stock options after each annual stockholders’ meeting. Ms. Heggie will receive compensation consistent with the Company’s director compensation policy as described in the Company’s proxy statement for its 2018 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 20, 2018 entitled “BioCryst Appoints Rare Disease Expert Theresa Heggie to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: November 20, 2018	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer